                                                                    Exhibit 3.21

                               State of Delaware

                        Office of the Secretary of State

                        ________________________________


          I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "FABRENE GROUP L.L.C.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF OCTOBER, A.D. 1993, AT 9 O'CLOCK A.M.



                              ___________________________________
                              Edward J. Freel, Secretary of State

                              Authentication:  8530368
                                        Date:  06-25-97

                            CERTIFICATE OF FORMATION

                                       OF

                              FABRENE GROUP L.L.C.

          This Certificate of Formation of Fabrene Group L.L.C. (the "LLC"), dated October 27, 1993, is being duly executed and filed by James G. Boyd, as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)18-101, et seq.).

          FIRST: The name of the limited liability company formed hereby is Fabrene Group L.L.C.

          SECOND: The Address of the registered office of the LLC in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901.

          THIRD: The name and address of the registered agent for service of process of the LLC in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, County of Kent, Delaware 19901.

          FOURTH: The latest date on which the LLC is to dissolve is September 30, 2023.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                 /s/  James G. Boyd
                                 ---------------------------------
                                 James G. Boyd
                                 Authorized Person